FIRST FINANCIAL HOLDINGS, INC.
                                34 Broad Street
                            Charleston, S. C. 29401
                                 803-529-5933


                               December 23, 1997




Dear Shareholder:

   You are cordially invited to attend the 1998 Annual Meeting of Shareholders of First Financial Holdings, Inc. to be held at the Corporation's main office, 34 Broad Street, Charleston, South Carolina, on Wednesday, January 28, 1998, at 5:30 p.m., South Carolina time.

   The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of KPMG Peat Marwick LLP, the Corporation's independent auditors, will be present to respond to any questions shareholders may have.

   To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy ballot in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.



                                    Sincerely,



                                    A. Thomas Hood
                                    President and Chief Executive Officer

                        FIRST FINANCIAL HOLDINGS, INC.
                                34 Broad Street
                       Charleston, South Carolina  29401
                                 803-529-5933

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 28, 1998

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of First Financial Holdings, Inc. ("Corporation") will be held at the main office of the Corporation at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 28, 1998, at 5:30 p.m., South Carolina time for the following purposes:

   1. To elect three directors of the Corporation;

   2. To approve the First Financial Holdings, Inc. 1997 Stock Option and Incentive Plan;

   3. To ratify an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of common stock; and

   4. To consider and act upon other matters as may properly come before the Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

   Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 28, 1997, are entitled notice of and to vote at the Meeting and any adjournments or postponements thereof.

   You are requested to complete and sign the enclosed Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote in person at the Meeting.


                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    PHYLLIS B. AINSWORTH
                                    SECRETARY

Charleston, South Carolina
December 23, 1997

 IMPORTANT: THE PROMPT RETURN OF THE SIGNED PROXY WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                                      OF
                        FIRST FINANCIAL HOLDINGS, INC.
                                34 Broad Street
                       Charleston, South Carolina  29401
                                 803-529-5933


                        ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 28, 1998
   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Holdings, Inc. ("First Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 28, 1998, at 5:30 p.m., South Carolina time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about December 23, 1997.

   First Financial operates as a multiple savings and loan holding company for First Federal Savings and Loan Association of Charleston ("First Federal") and Peoples Federal Savings and Loan Association, Conway, South Carolina ("Peoples Federal") (collectively, the "Associations").


REVOCATION OF PROXIES

   Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation at 34 Broad Street, Charleston, South Carolina 29401, or the filing of a later proxy, to be received prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of First Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below, for the approval of the First Financial Holdings, Inc. 1997 Stock Option and Incentive Plan and for the ratification of an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of common stock.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   Shareholders of record as of the close of business on November 28, 1997, are entitled to one vote for each share then held. Shareholders are not permitted to cumulate their votes for the election of directors. As of November 28, 1997, the Corporation had 6,751,538 shares of common stock ("Common Stock") issued and outstanding.

   Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of September 30, 1997, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the Corporation's outstanding shares of Common Stock at September 30, 1997. The table also sets forth information as to the shares of Common Stock beneficially owned by each director of the Corporation, by the Chief Executive Officer of the Corporation, by the Corporation's or the Associations' four other most highly compensated executive officers ("Named Executive Officers") and by all officers and directors of the Corporation as a group.

              Name and              Amount and Nature     Percent of Shares
             Address of               of Beneficial        of Capital Stock
          Beneficial Owner           Ownership(1)(3)         Outstanding

 Dimensional Fund Advisors, Inc.(2)        400,500              6.28%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, California  90401
 Non-Employee Directors

 Gary C.  Banks, Jr.                        25,590               (4)
 Joseph A.  Baroody                          8,858               (4)
 Paula Harper Bethea                         2,443               (4)
 Paul G.  Campbell, Jr.                      6,265               (4)
 A.  L.  Hutchinson, Jr.                   119,506              1.87%
 James C.  Murray                           16,785               (4)
 D.  Kent Sharples                          12,648               (4)
 D.  Van Smith                              26,597               (4)
 Thomas E.  Thornhill                       19,914               (4)

 Named Executive Officers

 A. Thomas Hood                            108,635              1.69%
 George N. Magrath, Jr.                     29,516               (4)
 Charles F. Baarcke, Jr.                    35,551               (4)
 John L. Ott, Jr.                           60,861               (4)
 Susan E. Baham                             44,131               (4)

 All Executive Officers and                517,300              7.90%
 Directors as a group (14 persons)

(1) Unless otherwise indicated, all shares are owned directly by the named persons or by the persons indirectly through spousal ownership, or through a trust, corporation or association, or as custodians or trustees for the shares of minor children. The named persons effectively exercise voting and investment power over such shares.
(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 400,500 shares of the Corporation's Common Stock as of September 30, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(3) Includes options awarded under the Corporation's Directors Stock Options-for-Fees Plan that are exercisable within 60 days of November 28, 1997, for the following directors: Mr. Banks - 11,832 shares; Mr. Baroody - 6,945 shares; Mrs. Bethea - 2,320 shares; Mr. Campbell - 1,207 shares; Mr. Murray - 13,927 shares; Dr. Sharples - 11,024 shares; Mr. Smith - 1,633 shares; and Mr. Thornhill - 1,655 shares. In addition, Mr. Hutchinson has 13,500 options available for exercise which were granted under the Corporation's 1990 Stock Option and Incentive Plan when Mr. Hutchinson was President of the Corporation. Also includes 42,352, 18,050, 7,400, 15,675, 20,060 and 167,580 shares of Common Stock that may be received upon the exercise of stock options, which are exercisable within 60 days of November 28, 1997, for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham and all executive officers and directors as a group, respectively.
(4)   Less than one percent.

                      PROPOSAL I - ELECTION OF DIRECTORS

   The Corporation's Board of Directors ("Board") is currently composed of 10 members. Mr. Baroody will retire from the Board on January 28, 1998. The Corporation's Certificate of Incorporation provides that directors are to be elected for terms of three years with approximately one-third elected annually. Accordingly, the Board has amended the Bylaws effective as of the date of Mr. Baroody's retirement to reduce the number of directors to nine and to re-classify the Board in accordance with the Corporation's Certificate of Incorporation to reflect the reduction in the size of the Board. At the Meeting, three directors will be elected to serve for a three-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as directors Gary C. Banks, Jr., Paula Harper Bethea and Paul G. Campbell, Jr. each for three-year terms. All nominees are currently members of the Board.

   If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the Board may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTORS OF THE CORPORATION.

   The following table sets forth certain information regarding the nominees for election at the Annual Meeting as well as information regarding those directors continuing in office after the Annual Meeting.

                                            Year First
                                             Elected
             Name               Age(1)     Director(2)      Year Term Expires
                                Board Nominees
 Gary C. Banks, Jr. (3)           63           1987                 2001(4)
 Paul G. Campbell, Jr. (3)        51           1991                 2001(4)
 Paula Harper Bethea (3)          42           1996                 2001(4)
                       Directors Continuing in  Office

 James C. Murray (3)              58           1991                 1999
 D. Kent Sharples (5)             54           1992 (6)             1999
 D. Van Smith (3)                 66           1968                 1999
 A. Thomas Hood (3)(5)            51           1987                 2000
 A. L. Hutchinson, Jr. (3)(5)     63           1985                 2000
 Thomas E. Thornhill(3)           68           1979                 2000

(1)   As of September 30, 1997.
(2) Includes prior service, as applicable, on the Board of Directors of First Federal.
(3)   Also serves as a Director of First Federal.
(4)   Assuming re-election at the Meeting.
(5)   Also serves as a Director of Peoples Federal.
(6)   Does not include prior service on Board of Directors of Peoples Federal.

   The following discussion presents information with respect to the nominees at the Meeting:

   GARY C. BANKS, JR. was elected to First Federal s Board of Directors in 1987 and to First Financial s Board of Directors in January 1988. He is a Director and retired Executive Vice President of Banks Construction Company, which specializes in highway construction. A graduate of the University of South Carolina, he is a member of several professional organizations and serves on the Board of Directors of the Roper Hospital Foundation, Saul Alexander Foundation, and the SCANA Advisory Board.

   PAUL G. CAMPBELL, JR. was elected to First Financial s and First Federal's Board of Directors in 1991. He is Vice President of Operations for Alumax Primary Corporation of South Carolina, a leading primary aluminum reduction company in the United States. He is a graduate of Clemson University and received a masters degree from Jacksonville University. In addition to membership in several professional organizations, Mr. Campbell is past President of the Coastal Carolina Council of the Boy Scouts of America, Charleston Trident United Way, Berkeley County Chamber of Commerce, the Minerals, Metals and Material Society (TMS) and TMS Foundation. He is immediate past Chairman of the South Carolina Chamber of Commerce. He is on the Board of Governors of the School of Business and Economics of the College of Charleston, the Board of Visitors for Clemson University, the Clemson Engineering Advisory Board and the Trident Technical College Foundation.

   PAULA HARPER BETHEA is the Director of Client Relations and Development for Bethea, Jordan & Griffin, P.A. of Hilton Head Island, South Carolina, a law firm. A native of Hampton County, Mrs. Bethea is a graduate of the University of South Carolina. Currently she is Chair Emeritus of the Board of Governors of United Way America and a Board member of United Way International. She is a Board member and past Chair of United Way of South Carolina and past Chair of the Hilton Head Island Chamber of Commerce and is Chair elect of the Board of the South Carolina Chamber of Commerce. She served in 1991 on the State Chamber's Task Force for Restructuring State Government and was a member and a Subcommittee Chair of the Governor's Commission on Restructuring. Governor Campbell presented the Order of the Palmetto, South Carolina's highest award for volunteer service, to her in 1992.

   The present principal occupation and other business experience during the last five years of each director continuing in office is set forth below:

   A. Thomas Hood has been President and Chief Executive Officer of the Corporation since July 1, 1996, and of First Federal since February 1, 1995. Previously he served in various capacities for the Corporation and First Federal.

   A. L. Hutchinson, Jr. has been Vice Chairman of the Corporation and First Federal since February 1, 1995. Previously he served as President and Chief Executive Officer and in other various capacities for the Corporation and First Federal.

   James C. Murray is President, Chief Executive Officer and Chairman of Utilities Construction Co., an electrical contracting company specializing in high voltage utility, industrial and commercial electrical work in the Southeast.

   D. Kent Sharples is President of Horry-Georgetown Technical College.

   D. Van Smith is Chairman and co-owner of Van Smith Company, Inc., a concrete company; and President and owner of Smith and Smith, Inc., an investment property company.

   Thomas E. Thornhill is Principal of Clement, Crawford & Thornhill, Inc., a commercial real estate firm.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board conducts its business through meetings of the Board of Directors and through its committees. During the fiscal year ended September 30, 1997, the Board held 11 meetings. No director of First Financial attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for the Corporation, except for Mr. Smith who missed three Board meetings and the Nominating Committee meeting due to other commitments.

   The Executive Committee of the Corporation, composed of Messrs. Smith, Banks, Hood, Hutchinson and Sharples met twice during the fiscal year ended September 30, 1997.

   The Audit Committee of the Corporation, composed of Messrs. Baroody, Thornhill and Mrs. Bethea, meets periodically to study the findings of the Corporation's independent auditors and internal auditor and to evaluate policies and procedures relating to internal controls. This Committee met four times during the fiscal year ended September 30, 1997.

   The Compensation/Benefits Committee of the Corporation, composed of Messrs. Murray, Campbell and Sharples, reviews compensation policies and benefit plans of the Corporation, grants stock options and recommends compensation for senior management. This Committee held three meetings during the fiscal year ended September 30, 1997.

   Article II, Section 14 of the Corporation's Bylaws provides that the Board shall act as a nominating committee for selecting the management nominees for election as directors. Such section of the Bylaws also provides as follows:
"No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation." Article II, Section 15 further provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article IX of the Certificate of Incorporation provides that notice of a shareholder's intent to make a nomination or present new business at the meeting ("shareholder notice") must be given not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 31 days notice of the meeting is given to shareholders by the Corporation, a shareholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. If properly made, such nominations or new business shall be considered by shareholders at such meeting. The Board held one meeting in its capacity as the nominating committee during the fiscal year ended September 30, 1997.


                            DIRECTORS' COMPENSATION

   During the fiscal year ended September 30, 1997, non-management members of the Board of Directors of the Corporation received a fee of $8,040 except the Chairman, who received a fee of $9,600. Non-management members of the First Federal Board received $10,800 except the Chairman, who received $12,900. No additional fees are paid to directors who serve on the committees appointed by the Board. No fees are paid to officers of First Federal who serve on the Board of Directors of the Corporation. Non-management members of the Peoples Federal Board received a fee of $10,380 except for the Chairman, who received $12,600. The members of management who serve on the Peoples Federal Board receive no additional compensation.

   Effective October 1, 1994, non-management directors of the Corporation, First Federal and Peoples Federal were offered the opportunity to participate in the 1994 Outside Directors Stock Options-for-Fees Plan, approved by the shareholders at the January 25, 1995, Annual Meeting. In fiscal 1997, seven Directors (excluding Emeritus and Advisory Directors) participated in the Plan, deferring $72,704 in fees.

   The Performance Equity Plan for Non-Employee Directors was approved by shareholders at the January 22, 1997, Annual Meeting of Shareholders. Performance targets for the initial plan year resulted in the award of 3,576 shares to the 15 directors serving the Corporation and the Associations.


                            MANAGEMENT REMUNERATION

Summary Compensation Table.

   The following information is furnished for the Corporation's Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended September 30, 1997.

                                      SUMMARY COMPENSATION TABLE*
                                                                      Long-Term
                                          Annual Compensation       Compensation

                                                                       Awards
                                                   Other Annual                        All Other
     Name and Principal                Salary      Compensation     Stock Options      Compensation
          Position            Year      ($)          ($)(1)              (#)             ($) (2)
 A. Thomas Hood               1997     186,114          --              5,000              12,898
 President and Chief
 Executive Officer of the     1996     176,006          --              3,000              10,240
 Corporation and First
 Federal                      1995     162,829          --               --                 6,259

 George N. Magrath, Jr.       1997     123,379          --              3,250              10,397
 President and Chief
 Executive Officer of         1996     111,028          --              2,000               9,351
 Peoples Federal
                              1995     110,319          --               --                 7,457

 Charles F. Baarcke, Jr.      1997     131,066          --               --                 8,987
 Senior Vice President of
 the Corporation and First    1996     127,866          --              2,000               6,761
 Federal
                              1995     121,755          --               --                 3,943

 John L. Ott, Jr.             1997     136,260          --               --                11,411
 Senior Vice President of
 the Corporation and First    1996     131,441          --              2,000               8,649
 Federal
                              1995     125,271          --               --                 5,090

 Susan E.  Baham              1997     105,589          --              3,000               8,301
 Senior Vice President and
 Chief Financial Officer      1996      89,680          --              1,500               6,581
 of the Corporation and
 First Federal                1995      85,798          --               --                 4,677

 * All compensation, except for the compensation of George N. Magrath, Jr., is paid by First Federal but allocated between the Corporation and First Federal based on approximate time spent by the Named
 Executive Officer on Corporation business.  Mr. Magrath is compensated by Peoples Federal.

(1) Excludes perquisites which did not exceed $50,000 or 10% of salary and bonus.
(2) Represents total 401(k) and profit sharing plan contributions paid by the Corporation in fiscal year.

Option Grants Table.


                                      OPTION GRANTS IN LAST FISCAL YEAR

                               Individual Grants                                Potential Realizable Value
                                                                                at Assumed Annual Rates of
                                          % of Total                           Stock Price Appreciation for
                                            Options                                      Option Term
                                           Granted to
                                           Employees    Exercise
                              Options      in Fiscal      Price    Expiration        5%            10%
            Name            Granted (#)       Year       ($/Sh)       Date         ($)(1)         ($)(1)
 A. Thomas Hood                5,000         14.00        19.50     10/24/06      158,817        252,889
 George N. Magrath, Jr.        2,000/         9.04       19.50/    10/24/06 &     63,526/        101,155/
                               1,250                      25.25      4/24/07       51,411         81,864
 Charles F. Baarcke, Jr.         --            --          --          --            --             --
 John L. Ott, Jr.                --            --          --          --            --             --
 Susan E.  Baham               3,000          8.34        19.50     10/24/06       95,290        151,733

(1) The dollar amounts indicated in these columns are the result of calculations assuming 5% and 10% growth rates as required by the rules of the Securities and Exchange Commission ("SEC"). These growth rates are not intended by First Financial to forecast future appreciation, if any, of the price of First Financial Common Stock. The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.


Option Exercise Table.

                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FISCAL YEAR END OPTION VALUES

                                                                             Value of
                                                                            Unexercised
                                                                           In-the-Money
                                                          Number of         Options at
                                                         Unexercised        Fiscal Year
                                   Shares                 Options at          End(1)
                                  Acquired     Value   Fiscal Year End     Exercisable/
                                     on      Realized    Exercisable/      Unexercisable
              Name                Exercise      ($)     Unexercisable           ($)
 A. Thomas Hood                     1,837     32,351     41,152/--      1,068,140/--
 George N. Magrath, Jr.              -0-        -0-      17,050/--        391,006/--
 Charles F. Baarcke, Jr.             -0-        -0-       6,400/--        134,800/--
 John L. Ott, Jr.                   2,375     53,516     14,675/1,000     350,475/17,625
 Susan E. Baham                     1,200     20,850     19,060/1,240     505,783/28,055

(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($37.875) of the underlying Common Stock at September 30, 1997. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

   During fiscal 1993, the Stock Option Committee established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400%, 200% and 100% for the President, Senior Vice Presidents and other members of management, respectively. Stock ownership goals are expected to be met within five years. When goals are met, additional stock options may be granted. All members of management have met stock ownership goals set by the Corporation, with the exception of eight management members, all of which have been management members for less than five years.

Employment Agreements.

   First Federal entered into an employment agreement ("Agreement") with Mr. Hood on July 30, 1987, which Agreement was subsequently amended on September 29, 1988, October 1, 1993, and September 26, 1996, and includes First Financial as a party to the Agreement since 1993. Additionally, First Federal and First Financial entered into three-year Agreements with Messrs. Baarcke and Ott on October 1, 1993. On the same date, Peoples Federal and First Financial entered into an employment agreement with Mr. Magrath for a term of three years. On September 26, 1996, First Federal and First Financial entered into a three-year Agreement with Mrs. Baham. The Agreements of Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham provide for a salary of not less than $175,620, $93,600, $104,220, $112,080 and $88,448 per annum, respectively, disability and retirement income benefits and bonus and other fringe benefits as may be approved by the Board. The terms of the Agreements may be extended for an additional 12 full calendar months upon action of the Boards of First Federal, Peoples Federal and First Financial, as appropriate, prior to the anniversary date of the Agreements. Each of the Agreements provides for termination for cause or in certain events specified by Office of Thrift Supervision regulations. Each of the Agreements is also terminable by First Federal, Peoples Federal or the Corporation without cause except that the affected employee would be entitled to the full amount of salary remaining under the term of the Agreement. In the event of a change in control (as defined in each Agreement) of the Corporation followed by the involuntary termination of employment (or voluntary termination of employment in certain circumstance) of the executive following such change in control, each Agreement provides for the payment to the employee of the greater of the salary which would have been received for the remainder of the Agreement or
2.99 times the average of the prior five years' salaries for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham. At September 30, 1997, Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham would have received approximately $437,646; $286,630; $324,511; $330,732; and $232,138, respectively, if their employment were terminated subsequent to change in control.


Report of the Compensation Committee.

   The Compensation/Benefits Committees of the Boards of Directors of the Corporation, First Federal and Peoples Federal are composed entirely of independent directors. The Corporation's Committee is responsible for establishing and monitoring compensation policies of the Corporation and for reviewing and ratifying the actions of the Associations' Compensation Committees. Performance of the Corporation and the individual is evaluated and compensation is set accordingly.

   It is the policy of First Federal and Peoples Federal that the performance of senior management be evaluated using the same established criteria which are used for the staff and that the salary structure for the executive officers be included in the salary structure of the Associations. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Associations while the Chief Executive Officers of the Associations evaluate the performance of other senior officers of the respective Associations. Salary increases are recommended to the Committee based on these evaluations. The Committee reviews the evaluations and sets the salaries for the coming year.

   The Compensation Committees' considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Corporation and the Associations. Compensation policies must promote the attraction and retention of highly-qualified executives and the motivation of these executives for performance related to a financial interest in the success of the Corporation and the Associations and the enhancement of long-term shareholder value.

   In addition to salaries, the Corporation's compensation plan includes Profit Sharing Plan contributions and matching contributions to the 401(k) Plan, both of which are based on return on shareholders' equity. Stock options are also awarded periodically based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Corporation thereby increasing personal financial success. All options granted to executives and employees are exercisable at the closing price of the Corporation's stock on the date of grant.

   In September 1996, the Board approved a management Performance Incentive Compensation Plan to become effective October 1, 1996. The purpose of the plan is to share the rewards of excellent performance with those managers who provide the knowledge, direction and work to accomplish results that are above expectations. Standards of measurement have been developed and the Associations must meet the goals as identified in their strategic business plans.

   Any incentive awards are supplements to annual compensation. No incentive bonus will be awarded for a fiscal year regardless of performance on individual factors if the Associations' return on shareholders' equity is less than the approved minimum for that fiscal year. Participants in the plan are limited to executives who are responsible for directing functions which have significant impact on the growth and profitability of the Associations and the Corporation.

   Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared with peers with comparable responsibilities in other companies. Results are reported to the Compensation/Benefits Committee.

   During the fiscal year ended September 30, 1997, the base compensation for
A. Thomas Hood, President and Chief Executive Officer of the Corporation, was $186,181, which represented a 6.0% increase from the previous fiscal year. Based on the criteria of the Performance Incentive Compensation Plan, Mr. Hood will be paid a bonus of $28,646 in fiscal 1998. The Corporation also made contributions to the Sharing Thrift Plan and the Profit Sharing Plan on his behalf.
    PEOPLES FEDERAL SAVINGS AND            FIRST FEDERAL SAVINGS AND LOAN
          LOAN ASSOCIATION                    ASSOCIATION OF CHARLESTON

         Joseph A. Baroody, Chairman         Walter A.  Stilley, III, Chairman
         D. Kent Sharples                    Paula Harper Bethea
         Herman B. Speissegger, Jr.          Paul G.  Campbell
                                             James C.  Murray

                        FIRST FINANCIAL HOLDINGS, INC.

                           James C.  Murray, Chairman
                           Paul G. Campbell, Jr.
                           D.  Kent Sharples

   Compensation Committee Interlocks And Insider Participation. The Board has a Compensation/ Benefits Committee currently composed of Messrs. Murray, Campbell and Sharples. Mr. Murray is presently the Committee's Chairman. The Committee reviews and ratifies the actions of the Compensation Committees of First Federal and Peoples Federal. No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

   NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

   Performance Graph. The following graph shows a five year comparison of cumulative total returns for the Corporation, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Peer Group Index for Nasdaq Stocks.*

               Comparison of Five Year Cumulative Total Returns
                             Performance Graph for
                        FIRST FINANCIAL HOLDINGS, INC.


                                                     9/30/92    9/30/93   9/30/94    9/30/95   9/30/96    9/30/97
 FIRST FINANCIAL HOLDINGS, INC.                      $ 100.0    $ 148.4   $ 171.4    $ 217.5   $ 221.7    $ 432.3
 CRSP Index for Nasdaq Stock Market (US                100.0      131.0     132.1      182.4     216.4      297.1
 Companies)
 CRSP Peer Group Index for Nasdaq Stocks               100.0      163.0     187.5      239.9     282.5      488.3
    (SIC 6030-6039 US Only) Savings Institutions

Assumptions

   - Assumes $100 invested September 30, 1992, in First Financial Holdings, Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) and CRSP Peer Group Index for Nasdaq Stocks.

   -  Total return assumes reinvestment of dividends.

   -  Fiscal year ending September 30.

   Source: Center for Research in Security Prices (CRSP), the University of Chicago Graduate School of Business.

                 COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

   Section 16(a) of the 1934 Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than 10 percent of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC.

   Based solely on a review of the reports and written representations provided to First Financial by the above-referenced persons and, except as noted below, the Corporation believes that during the fiscal year ended September 30, 1997, all filing requirements applicable to its reporting officers, directors and greater than 10 percent beneficial owners were properly and timely complied with. On January 9, 1997, Mr. Hood filed an amended Form 4 to correct a Form 4 filed in June 1996.


                         TRANSACTIONS WITH MANAGEMENT

   Applicable law and regulations require that all loans or extensions of credit by the Associations to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Associations have adopted policies which comply with these provisions.


        PROPOSAL II -- APPROVAL OF 1997 STOCK OPTION AND INCENTIVE PLAN

General

   On October 23, 1997, the Board of Directors of the Corporation adopted, subject to shareholder approval, the First Financial Holdings, Inc. 1997 Stock Option Plan (the "1997 Plan").

   The objective of the 1997 Plan is to reward performance and build the participant's equity interest in the Corporation by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Corporation and its subsidiaries and who contribute to the success of the Corporation by their innovation, ability, industry, loyalty and exceptional service.

   The Corporation presently maintains the 1990 Stock Option and Incentive Plan for the benefit of participating officers and employees. However, at present, only 10,686 shares are available for the grant of options under the existing plan. The Corporation believes that the availability of stock compensation programs is an important element of the Corporation's overall incentive compensation strategy and that, accordingly, the adoption of the 1997 Plan will assist the Corporation in meeting the objectives of such strategy.

   The following summary is a brief description of the material features of the 1997 Plan. This summary is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached as Exhibit A.

Summary of the 1997 Plan

   Type of Stock Option Grants. The 1997 Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment.

   Administration. The 1997 Plan is administered by the Corporation's Board of Directors (or a committee designated by the Board). Subject to the terms of the 1997 Plan and resolutions of the Board, the Board interprets the 1997 Plan and is authorized to make all determinations and decisions thereunder. The Board also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants.

   Participants. All officers and employees of the Corporation and its subsidiaries are eligible to participate in the 1997 Plan.

   Number of Shares of Common Stock Available. The Corporation has reserved 300,000 shares of Common Stock for issuance under the 1997 Plan in connection with the exercise of options. Shares of Common Stock to be issued under the 1997 Plan may be either authorized but unissued shares, or reacquired shares held by the Corporation in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 1997 Plan.

   Stock Option Grants. The exercise price of each ISO or NQSO will not be less than the fair market value of the Common Stock on the date the ISO or NQSO is granted. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Corporation and its subsidiaries) may not exceed $100,000.

   The exercise price of an option may be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Board.

   Under the 1997 Plan, the Board may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Board).
Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines or as may be specified in the 1997 Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the 1997 Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Board may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

   Effect of a Change in Control. In the event of a change in control (as defined in the 1997 Plan) of the Corporation, each outstanding stock option grant will become fully vested and immediately exercisable. In addition, in the event of a change in control, the 1997 Plan provides for the cash settlement of any outstanding stock option if provision is not made for the assumption of the options in connection with the change in control.

   Term of the 1997 Plan. The 1997 Plan will be effective only upon approval by the shareholders of the Corporation. The 1997 Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

   Amendment of the Plan. The 1997 Plan allows the Board to amend the 1997 Plan without shareholder approval unless such approval is required to comply with a tax law or regulatory requirement.

   Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the 1997 Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

   There are no federal income tax consequences either to the optionee or to the Corporation upon the grant of an ISO or/and NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Corporation will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Corporation will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Corporation will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

   On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Corporation, provided the Corporation properly withholds taxes in respect of the exercise. The disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Corporation.

New Plan Benefits

   Although the Corporation anticipates that option grants will be made to officers and employees following the effective date and during the term of the 1997 Plan, no specific determinations have been made regarding the timing, recipients, size or terms of individual awards.

Vote Required

   Approval of the 1997 Plan will require the affirmative vote of holders of a majority of the shares of Common Stock present at the meeting or represented by proxy and entitled to vote on this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 PLAN.



              PROPOSAL III -- RATIFICATION OF AN AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION

   On November 25, 1997, the Board of Directors adopted unanimously a resolution to amend Article V of the Corporation's Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 12,000,000 shares to 24,000,000 shares. The shareholders are being asked to approve this proposed amendment. As of November 28, 1997, 6,751,538 shares of Common Stock were issued and outstanding and 405,229 shares were reserved for issuance under the Corporation's stock option plans.

   The Board of Directors believes that this proposed amendment is in the best interests of the Corporation and its shareholders. The proposed increase in the number of authorized shares would give the Board the necessary flexibility to issue Common Stock in connection with stock dividends and splits, acquisitions, financing and employee benefits and for general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the Corporation's securities may then be listed.

   Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of Common Stock may enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Corporation. The amendment to the Certificate of Incorporation is not being proposed in response to any known effort to acquire control of the Corporation.

   As a Delaware corporation, the Corporation is required to file annually franchise taxes with the State of Delaware. The franchise tax is based on the Corporation's authorized capital. The Corporation expects that its annual franchise tax liability would increase by approximately $60,000 as a result of the proposed increase in the authorized shares of Common Stock.

   The amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION.


                                 OTHER MATTERS

   The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgement of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.


                         ANNUAL REPORT TO SHAREHOLDERS

   A copy of the Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended September 30, 1997 are being mailed to each shareholder of record together with these proxy materials. THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS ARE NOT A PART OF THE CORPORATION'S SOLICITING MATERIAL.


                             SHAREHOLDER PROPOSALS

   In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, no later than August 26, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    PHYLLIS B. AINSWORTH
                                    SECRETARY


Charleston, South Carolina
December 23, 1997

                                   EXHIBIT A

                        FIRST FINANCIAL HOLDINGS, INC.
                     1997 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.    PURPOSE

   The First Financial Holdings, Inc. 1997 Stock Option and Incentive Plan (the "Plan") is hereby established to foster and promote the long-term success of First Financial Holdings, Inc. (the "Corporation") and its shareholders by providing officers and employees of the Corporation with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as officers and employees and in aligning the interests of such persons more closely with the interests of the Corporation s shareholders by encouraging such parties to maintain an equity interest in the Corporation.

SECTION 2.    DEFINITIONS

   For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

   BOARD means the Board of Directors of the Corporation.

   CHANGE IN CONTROL shall mean an event deemed to occur if and when (a) an offeror other than the Corporation purchases shares of the stock of the Corporation pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation s then outstanding securities, (c) the membership of the Board changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four
(24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation s assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

   CODE means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

   CORPORATION means First Financial Holdings, Inc., a Delaware corporation.

   DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

   EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

   FAIR MARKET VALUE shall mean, as of any date, the closing price of the Corporation s Common Stock on the Nasdaq National Market System. If the Stock is not traded on a national securities exchange or quoted on the Nasdaq Stock Market and there are not at least two brokerage companies reporting a bid price per share on such date, then the Fair Market Value shall be that value determined in good faith by the Board in such manner as it deems appropriate.

   INCENTIVE STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is intended to meet the requirements of
Section 422 of the Code.

   NON-QUALIFIED STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

   OPTION means an Incentive Stock Option or a Non-Qualified Stock Option.

   PARTICIPANT means an officer or employee of the Corporation or its subsidiaries selected by the Board to receive an Option under the Plan.

   PLAN means this First Financial Holdings, Inc. 1997 Stock Option and Incentive Plan.

   STOCK means the common stock, $0.01 par value, of the Corporation.

   TERMINATION FOR CAUSE shall mean because of a Participant s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Corporation and/or any subsidiary of the Corporation and a Participant.

SECTION 3.    ADMINISTRATION

   (a) The Plan shall be administered by the Board (or, by a committee of outside directors designated by the Board that complies with the requirements of Rule 16b-3 under the Exchange Act). Among other things, the Board shall have authority, subject to the terms of the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, to determine whether such Options are to be Incentive Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof.

   (b) Subject to the other provisions of the Plan, the Board shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the options of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan.
The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board s decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

SECTION 4.    ELIGIBILITY AND PARTICIPATION; LIMITATIONS ON AWARDS

   Officers and employees of the Corporation and its subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine, in its sole discretion, the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

SECTION 5.    SHARES OF STOCK AVAILABLE FOR OPTIONS

   (a) The maximum number of shares of Stock which may be issued and purchased pursuant to Options granted under the Plan is 300,000, subject to the adjustments as provided in Section 5 and Section 9, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, the shares of Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grant under the Plan. Shares of Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   (b) In the event that the Board determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar transaction affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this
Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder. No fractional Shares shall be issued on account of any such adjustment.

   (c) Any adjustments under this Section will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

SECTION 6.    NON-QUALIFIED STOCK OPTIONS

   The Board may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board may determine. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

   (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board on the date the option is granted. Such purchase price shall not be less than one hundred percent (100%) of the Closing Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

   (b) Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. Except as provided herein, no Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution. The Board shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant s immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non-Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non-Qualified Stock Option shall remain subject to the terms and conditions of the Participant s stock option agreement.

   (c) Termination of Service. Unless otherwise determined by the Board, upon the termination of a Participant s service as an employee for any reason other than Disability, death or Termination for Cause, the Participant s Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of one year following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant s Non-Qualified Stock Options shall expire upon termination. In the event of death or termination of service as a result of Disability of any Participant, all Non-Qualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for two years or such longer period as determined by the Board following the date of the Participant s death or termination of service due to Disability. In no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term.


SECTION 7.    INCENTIVE STOCK OPTIONS

   The Board may, from time to time, grant Incentive Stock Options to eligible officers and employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

   (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred percent (100%) of the Closing Fair Market Value of the Stock on the date of grant. However, if a Participant owns (or, under Section 422(d) of the Code, is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock, the purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

   (b) Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified Stock Options.

   (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Stock representing more than ten percent (10%) of the total combined voting power of the Corporation (or, under Section 422(d) of the Code, is deemed to own Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Stock, by reason of the ownership of such classes of Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the date of grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

   (d) Termination of Employment. Upon the termination of a Participant s service for any reason other than Disability, death or Termination for Cause, the Participant s Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three months following termination, after which time they shall be void. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause, all rights under the Participant s Incentive Stock Options shall expire immediately upon termination.

   (e) Unless otherwise determined by the Board, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or the beneficiaries of the Participant for one year following the date of the Participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

   (f) Compliance with Code. The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Corporation makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within one-year following the date he received Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Corporation in order to enable the Corporation to secure the related income tax deduction to which it will be entitled in such event under the Code.

SECTION 8.    EXTENSION

   The Board may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted without the consent of the Participant if it would cause Incentive Stock Options issued under the Plan to fail to comply with Section 422 of the Code.

SECTION 9.    GENERAL PROVISIONS APPLICABLE TO OPTIONS

   (a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

   (b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

   (c) In the event of a Change in Control, all then outstanding Options shall become one hundred percent vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Corporation is merged into or consolidated with another corporation, if the Corporation becomes a subsidiary of another corporation or if the Corporation sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the Fair Market Value of the Stock subject to the Options on the effective date of such corporate event and the exercise price of the Options. Notwithstanding anything in this Section 9(c ) or any Option agreement to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting.

   (d) The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Options exercised under this Plan, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or its delegate and shall be payable by the Participant at such time as the Board determines. Such withholding obligation may be satisfied by, without limitation, the payment of cash by the Participant to the Corporation, the tendering of previously acquired shares of Stock of the Participant or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Board shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act.

   (e) Subject to the terms of the Plan, the Board may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant s consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 10.    MISCELLANEOUS

   (a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Corporation s Board. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the Plan or the applicable Option.

   (b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements.

   (c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder thereof.

   (d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

   (e) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Corporation against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

   (f) The Plan shall be effective upon approval by the Corporation's shareholders at the 1998 annual meeting of shareholders. The Plan will be so approved if at such meeting a quorum is present and the votes of the holders of a majority of the securities of the Corporation present or represented by proxy at the meeting and entitled to vote on such matter shall be cast in favor of its approval.

   (g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

   (h) Options may not be granted under the Plan after the tenth anniversary of the effective date of the Plan, but then outstanding Options may extend beyond such date.

   (i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of South Carolina.


                                    Board Approved: October 23, 1997
                                    Pending Shareholder approval on
                                    January 28, 1998
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

          PLEASE MARK VOTES
   (X)    AS IN THIS EXAMPLE                           REVOCABLE PROXY
                                                FIRST FINANCIAL HOLDINGS, INC.
                                                                                                        With-       For All
                                                                                                For      hold        Except
          ANNUAL MEETING OF SHAREHOLDERS                1.  The election as directors of        ( )      ( )          ( )
                 JANUARY 28, 1998                           all nominees listed (except as
                                                            marked to the contrary below)
    The undersigned hereby appoints A. L.
Hutchinson, Jr. and Thomas E. Thornhill, with           Gary C. Banks, Jr., Paula Harper Bethea and Paul G. Campbell, Jr.
full powers of substitution, to act as attorneys
and proxies for the undersigned to vote all shares      Instruction:    To  withhold  authority  to  vote  for any individual
of capital stock of First Financial Holdings, Inc.      nominee,  mark  "For All Except" and write that nominee's name in the
(the "Corporation") which the undersigned is entitled   space provided below.
to vote at the Annual Meeting of Shareholders (the
"Meeting") to be held at the Company's main
office, located at 34 Broad Street, Charleston,                                                 For    Against      Abstain
South Carolina on January 28, 1998 at 5:30 p.m.
and at any and all adjournments and postponements
thereof.







                                                        2.  The ratification of the             ( )      ( )      ( )
                                                        adoption of the 1997 Stock
                                                        Option and Incentive Plan.

                                                        3.  The ratification of an              ( )      ( )      ( )
                                                        amendment to the Corporation's
                                                        Certificate of Incorporation  to
                                                        increase the number of  authorized
                                                        shares of common  stock.

                                                            In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

                                                            THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
                                   Date                 SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE
  Please be sure to sign and date                       NOMINEES LISTED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT THE
    this Proxy in the box below                         MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN
                                                        THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS
                                                        KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
Shareholder sign above       Co-holder (if any)          The Board of Directors recommends a vote "FOR" the proposals and the
                             sign above                                 election of the nominees listed above.




                              Detach above card, sign, date and mail in postage paid envelope provided.

                                                   FIRST FINANCIAL HOLDINGS, INC.

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           Should the above signed be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the
       Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

           The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement, an Annual Report to
       Shareholders and a Form 10-K.

           Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.
                                          PLEASE ACT PROMPTLY
                                SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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